Exhibit 99.1

For Immediate Release

Encore Capital Group Announces First Quarter 2008 Results

SAN DIEGO, May 1, 2008 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading distressed consumer debt management company, today reported consolidated financial results for the first quarter ended March 31, 2008.

For the first quarter of 2008:

•	Gross collections were $104.4 million, a 15% increase over the $90.5 million in the same period of the prior year.

•

Investments in receivable portfolios were $47.9 million, to purchase $1.2 billion in face value of debt, compared to $45.4 million, to purchase $2.5 billion in face value of debt in the same period of the prior year.

•

Revenues from receivable portfolios were $64.1 million, a 3% increase over the $62.2 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of impairment provisions, was 67%, compared to 69% in the same period of the prior year.

•	Revenues from bankruptcy servicing were $3.4 million, compared to $3.2 million in the same period of the prior year.

•

Total operating expenses were $51.1 million, a 3% increase over the $49.8 million in the same period of the prior year. Operating expense (excluding stock-based compensation expense, bankruptcy servicing operating expenses and costs related to the consideration of strategic alternatives) per dollar collected decreased to 45.3% compared to 49.4% in the same period of the prior year.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense and portfolio amortization, was $58.5 million, a 28% increase over the $45.6 million in the same period of the prior year.

•	Total interest expense was $3.9 million, compared to $6.2 million in the same period of the prior year.

•	Net income was $7.5 million or $0.32 per fully diluted share, compared to net income of $5.7 million or $0.24 per fully diluted share in the same period of the prior year.

Encore Capital Group, Inc.

Additional information:

Certain events affected the comparability of 2008 versus 2007 quarterly results, as outlined below. For a more detailed comparison of 2008 versus 2007 results, refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

•	In the first quarter of 2008, the Company recorded a net impairment provision of $5.3 million, compared to an impairment reversal of $0.2 million in the same period of the prior year.

•

Effective January 1, 2008, the Company increased its collection forecasts from 72 months to 84 months. This resulted in an increase in the aggregate total estimated remaining collections for the receivable portfolios by $67.3 million, or 7.5%, as of March 31, 2008. For the quarter ended March 31, 2008, the impact of the change resulted in an increase in revenue of $0.1 million, a reduction in the net impairment provision of $3.1 million, an increase in net income of $1.9 million and an increase in fully diluted earnings per share of $0.08.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning total operating expenses excluding stock-based compensation expense, bankruptcy servicing operating expenses and costs related to the consideration of strategic alternatives in order to facilitate a comparison of approximate cash costs to cash collections for the debt purchasing business in the periods presented. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance. Neither Adjusted EBITDA nor operating expenses excluding stock-based compensation expense, bankruptcy servicing operating expenses and costs related to the consideration of strategic alternatives has been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, and a reconciliation of operating expenses excluding stock-based compensation expense, bankruptcy servicing operating expenses and costs related to the consideration of strategic alternatives to the GAAP measure total operating expenses in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

Encore Capital Group, Inc.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

	March 31, 2008 Unaudited	December 31, 2007(A)
Assets
Cash and cash equivalents	$9,024	$4,900
Restricted cash	3,713	3,776
Accounts receivable, net	3,238	4,136
Investment in receivable portfolios, net	398,207	392,209
Deferred court costs	23,439	20,533
Property and equipment, net	4,990	4,390
Prepaid income tax	5,544	10,346
Forward flow asset	12,937	15,863
Other assets	7,999	8,800
Goodwill	15,985	15,985
Identifiable intangible assets, net	2,352	2,557

Total assets	$487,428	$483,495

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$17,210	$20,346
Deferred tax liabilities, net	13,091	13,669
Deferred revenue and purchased servicing obligation	4,083	3,898
Debt	270,168	272,420
Other liabilities	3,072	1,642

Total liabilities	307,624	311,975

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 22,994 shares and 22,992 shares issued and outstanding as of March 31, 2008, and December 31, 2007, respectively	230	230
Additional paid-in capital	74,947	73,310
Accumulated earnings	106,475	98,975
Accumulated other comprehensive loss	(1,848)	(995)

Total stockholders’ equity	179,804	171,520

Total liabilities and stockholders’ equity	$487,428	$483,495

(A) Derived from the audited consolidated financial statements as of December 31, 2007.

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues
Revenue from receivable portfolios, net	$64,068	$62,153
Servicing fees and other related revenue	3,486	3,222

Total revenues	67,554	65,375

Operating expenses
Salaries and employee benefits (excluding stock-based compensation expense)	14,851	17,186
Stock-based compensation expense	1,094	801
Cost of legal collections	20,306	17,621
Other operating expenses	5,651	5,744
Collection agency commissions	4,031	3,294
General and administrative expenses	4,460	4,271
Depreciation and amortization	722	869

Total operating expenses	51,115	49,786

Income before other (expense) income and income taxes	16,439	15,589

Other (expense) income
Interest expense	(3,946)	(2,920)
Contingent interest expense	—	(3,235)
Other income	21	116

Total other expense	(3,925)	(6,039)

Income before income taxes	12,514	9,550
Provision for income taxes	(5,014)	(3,893)

Net income	$7,500	$5,657

Weighted average shares outstanding:
Basic	22,992	22,783
Diluted	23,431	23,314
Earnings per share:
Basic	$0.33	$0.25
Diluted	$0.32	$0.24

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Three Months Ended March 31,
	2008	2007
Operating activities
Gross collections	$104,355	$90,541
Amounts collected on behalf of third parties	(75)	(129)
Amounts applied to principal on receivable portfolios	(40,212)	(28,259)
Provision for impairment (reversal)	5,335	(217)
Servicing fees	44	31
Operating expenses	(49,868)	(50,896)
Interest payments	(4,172)	(3,391)
Contingent interest payments	—	(4,319)
Other income	21	116
Decrease in restricted cash	63	521
Income tax refund (payments)	407	(1,899)
Excess tax benefits from stock-based payment arrangements	(5)	(52)

Net cash provided by operating activities	15,893	2,047

Investing activities
Purchases of receivable portfolios, net of forward flow allocation	(44,976)	(41,847)
Collections applied to investment in receivable portfolios	34,877	28,476
Proceeds from put-backs of receivable portfolios	1,692	953
Purchases of property and equipment	(1,117)	(552)

Net cash used in investing activities	(9,524)	(12,970)

Financing activities
Proceeds from notes payable and other borrowings	9,000	7,000
Repayment of notes payable and other borrowings	(11,169)	—
Proceeds from exercise of stock options	2	14
Excess tax benefits from stock-based payment arrangements	5	52
Repayment of capital lease obligations	(83)	(61)

Net cash (used in) provided by financing activities	(2,245)	7,005

Net increase (decrease) in cash	4,124	(3,918)
Cash and cash equivalents, beginning of period	4,900	10,791

Cash and cash equivalents, end of period	$9,024	$6,873

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income and Operating Expenses, Excluding Stock-based

Compensation Expense, Bankruptcy Servicing Operating Expenses and Costs Related to the Consideration of

Strategic Alternatives to GAAP Total Operating Expenses

(Unaudited, In Thousands)

	Three Months Ended March 31,
	2008	2007
GAAP net income, as reported	$7,500	$5,657
Interest expense	3,946	2,920
Contingent interest expense	—	3,235
Provision for income taxes	5,014	3,893
Depreciation and amortization	722	869
Amount applied to principal on receivable portfolios	40,212	28,259
Stock-based compensation expense	1,094	801

Adjusted EBITDA	$58,488	$45,634

GAAP total operating expenses, as reported	$51,115	$49,786
Stock-based compensation expense	(1,094)	(801)
Bankruptcy servicing operating expenses	(2,738)	(4,120)
Costs related to the consideration of strategic alternatives	—	(116)

Operating expenses, excluding stock-based compensation expense, bankruptcy servicing operating expenses and costs related to the consideration of strategic alternatives	$47,283	$44,749

# # #